EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NUEVO FINANCIAL CENTER, INC. (the “Company”) on Form 10-QSB for the six months ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jose Araque, President, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jose Araque

Jose Araque
President, Principal Financial Officer, Principal Accounting Officer,
Chairman of the Board of Directors

August 7, 2007